Exhibit 5.1

McGuire, Craddock & Strother, P.C.
Attorneys And Counselors
2501 N. Harwood
Suite 1800
Dallas, Texas 75201
Telephone (214) 954-6800
Telecopier (214) 954-6868

January 6, 2017
Rave Restaurant Group, Inc.
3551 Plano Parkway
Suite 1000
The Colony, Texas 75056
Re:	Form S-3 Registration Statement
Gentlemen:
We have acted as counsel to Rave Restaurant Group, Inc., a Missouri corporation (the "Company"), in connection with its filing of a registration statement on Form S-3 (as amended or supplemented, the "Registration Statement") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering and sale of up to $3,000,000 aggregate principal amount of the Company's 4% Convertible Senior Notes due 2022, par value $100 each (the "Notes") issuable upon the exercise of outstanding subscription rights (the "Rights"), as well shares (the "Shares") of its common stock, $0.01 par value per share (the "Common Stock"), into which such Notes are convertible. This letter is being delivered to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

In connection with this opinion, we have examined the Company's Articles of Incorporation and By-Laws, the Registration Statement and such other documents as we have considered appropriate for purposes of this opinion.  We have also examined the form of Indenture between the Company and Securities Transfer Corporation, as trustee, included as Exhibit 4.1 to the Registration Statement (as amended or supplemented, the "Indenture") with respect to the Notes.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to our opinion, on certificates and other inquiries of officers of the Company.
We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto.  In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

Based on the foregoing, we are of the opinion that:
(a) The sale and issuance of the Notes upon due exercise of the Rights, and the issuance of Shares  upon conversion of the Notes in accordance with the Indenture, have been duly authorized;
(b) When (i) the Registration Statement has become effective under the Securities Act, (ii) the holders of the Rights have complied with the terms of the Rights in connection with the exercise thereof, (iii) the Indenture has been duly authorized, executed and delivered by the parties thereto, and (iv) the Notes have been duly executed, authenticated, issued and delivered pursuant to the terms of the Indenture, then Notes will be the legal, valid and binding obligations of the Company subject to and entitled to the benefits of the Indenture;
(c) When (i) the Notes have been converted to Shares pursuant to the terms of the Indenture, (ii) certificates representing such Shares have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (iii) such Shares have been delivered to the holder of the converted Note in accordance with the Indenture, then such Shares will be validly issued, fully paid and non-assessable.
The opinions expressed herein are subject to, qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and any implied covenant of good faith and fair dealing, (iv) the power of courts to award damages in lieu of equitable remedies, and (v) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours, /s/ MCGUIRE, CRADDOCK & STROTHER, P.C.